Exhibit 99.1

Zymeworks to Present at Raymond James Life Sciences and MedTech Conference

Vancouver, Canada (June 12, 2019) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that management will present at the upcoming Raymond James Life Sciences and MedTech Conference taking place June 18-19, 2019 in New York, NY.

The Company’s presentation will be on Wednesday, June 19, 2019 at 11:30 a.m. ET.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. The Company’s suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. The Company’s second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in immuno-oncology and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For more information, visit www.zymeworks.com.

Contacts:

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Angela Bitting

(925) 202-6211

a.bitting@comcast.net